Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration A Offering Statement on Form 1A of our report dated May 2, 2016 with respect to the audited  financial statements of Stocosil Inc. for the six months ended December 31, 2015 and for the period from inception (December 11, 2014) to June 30, 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP
Houston, Texas

September 14, 2016